Exhibit 10.24

E-Commerce Addendum to Costco Wholesale Supplier Agreement

Supplier:	Palmetto Gourmet Foods, Inc
Date:	28 of January, 2021

This E-Commerce Addendum (“Addendum”) supplements the Costco Wholesale Supplier Agreement and Costco Wholesale Standard Terms between the parties dated 28 of January 2021 (“Supplier Agreement”). Supplier is entering into this Addendum on behalf of itself and Supplier Affiliates. All defined terms in the Supplier Agreement will have the same meaning in this Addendum.

1. Definitions. “Site” means an Internet e-commerce site of Costco or an Affiliate Purchaser or an Internet

e-commerce site of a third party authorized by Costco or an Affiliate Purchaser to offer Products for sale. “Product” means all goods, packaging, instructions, warnings, warranties and other materials and services normally included or otherwise delivered with such goods purchased by Costco or an Affiliate Purchaser from Supplier and sold through a Site. “Customer” means any person or entity that purchases or receives Product through a Site. “E-Purchase Order” means a purchase order issued by Costco to Supplier based on a Customer order on a Site for Product.

2. Availability of Product. Supplier commits for the period specified in an Item Agreement to keep the Product available in its inventory and ready to ship within the interval identified in Section 7(e). Supplier shall notify Costco at least [*****] days prior to discontinuing any Product and at least [*****] days prior to any expected out-of-stock position with regard to any Product. Costco may, in its sole discretion, immediately discontinue offering a Product for sale on any Site at any time.

3. Page Set-Up.

(a)	Supplier shall submit to Costco, upon request, authorized still and/or video images, diagrams, graphics, information, and a written description of each Product intended for sale through a Site (together the “Product Description”). All images shall be in a form and format reasonably specified by Costco from time to time. In the event Supplier desires Costco to produce such images, Supplier shall pay Costco for such services as mutually agreed between the parties.

(b)	Prior to the posting of any Product on a Site, Costco shall prepare the presentation of the Product for a Site based on the Product Description provided by Supplier (the “Page Set-Up”) and provide a copy to Supplier for its review. Supplier shall promptly notify Costco of any errors or omissions or discrepancies in the Page Set-Up or, if none, of its approval of the Page Set-Up. Supplier shall be deemed to have approved the proposed Page Set-Up if it does not respond to Costco within three (3) business days of its receipt of any proposed Page Set-Up.

(c)	Costco may, at its option, adapt any approved Page Set-Up for promotional use in Costco promotional materials, including without limitation print and digital.

4. Authority; License. In addition to the representations and warranties in the Supplier Agreement, Supplier represents and warrants to Costco that: (a) the images, video, diagrams, graphics, information, text and other content provided to Costco in the Product Description do not violate, misappropriate or infringe any intellectual property right of any third party; (b) Supplier has all right, title and interest (including, without limitation, all permissions and licenses from third parties) in the Product Description necessary to allow use of the Product Descriptions to create, adapt, duplicate, and display the Page Set-Ups as contemplated in this

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Addendum; and (c) every Product to be offered for sale through a Site complies in all respects with the specifications set forth in the applicable Item Agreement and Page Set-Up. Supplier hereby grants to Costco, Affiliate Purchasers and operators of third-party Sites the non-exclusive, worldwide, royalty-free and irrevocable right and license to use Product Descriptions in connection with the creation, revision, adaptation, display, duplication, and use of Page Set-Ups for the purpose of promoting, selling and distributing the Products as provided in this Addendum or otherwise agreed by the parties.

5. Product Reviews. If a Site provides the capability for reviews of Product, Supplier will not submit, and will ensure that none of its employees, contractors or agents, submit any Product reviews directly or indirectly. If Supplier provides Product reviews for distribution by or through a Site, the reviews must be: (a) a representative sample of the types of reviews submitted for such Product (i.e., both positive and negative); (b) bona fide, uncompensated customer reviews; and (c) reviewers’ material connections (as defined by the Federal Trade Commission or other government authority) must be clearly and conspicuously disclosed in any such reviews. Supplier will timely answer inquiries by Costco with respect to responses to any Product reviews that Costco believes are necessary.

6. Fulfillment of Customer Orders. As agreed by the parties, Customer orders for Products may be fulfilled in any of the following ways: (a) from Costco’s inventory of Products (“Depot-Ship”), (b) by Supplier or a Supplier Affiliate from its own inventory of Products (“Drop-Ship”), and/or (c) by a third-party logistics company that will fulfill E-Purchase Orders on behalf of Supplier (“3PL”).

(a)	In the event of Depot-Ship fulfillment of E-Purchase Orders, Costco will accept responsibility for external packing and shipping Product to Customers, and Supplier will have no obligations under Section 7 below with respect to Depot-Ship fulfillment. Supplier will deliver Products to Costco for Depot-Ship fulfillment in Product packaging approved by Costco in advance.

(b)	In the event of Drop-Ship fulfillment of E-Purchase Orders, Section 7 below shall apply.

(c)	3PL fulfillment of E-Purchase Orders is subject to Costco’s prior written consent. Section 7 below shall apply to 3PL fulfillment and to Supplier’s 3PL service provider, and Supplier shall ensure that its 3PL service provider fully and timely complies with such terms. Supplier will be primarily liable to Costco for the full and timely performance of its 3PL service provider. Before any approved 3PL service provider fulfills any E-Purchase Orders, Supplier shall provide Costco with a 3PL Confidentiality Agreement, in the form attached hereto as Exhibit A, signed by Supplier and its 3PL service provider.

(d)	Costco reserves the sole and exclusive right to communicate directly with Customers. Supplier will not communicate directly with Customers without Costco’s prior written approval.

7. Drop-Ship and 3PL Fulfillment Terms. The following subsections apply to Drop-Ship fulfillment and 3PL fulfillment of E-Purchase Orders:

(a)	Submission of E-Purchase Orders for Drop-Ship and 3PL Fulfillment. Costco may periodically issue E-Purchase Orders for Product to Supplier via Costco’s E-Purchase Order processing agent or other mutually acceptable means designated in writing by the parties. To ensure prompt attention to new Product orders, Supplier shall check for new E-Purchase Orders at least every two (2) hours during Supplier’s normal business hours; each E-Purchase Order for Product to be shipped to a Customer will include a packing slip, gift message (as applicable), a ship-to name and address, and shipping instructions.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

(b)	E-Purchase Order. Supplier shall sell to Costco and ship the Product specified in an E-Purchase Order upon the terms set forth in this Addendum. A E-Purchase Order submitted by Costco shall be considered an acceptance by Costco of Supplier’s offer to sell the subject Product on the terms of the applicable Item Agreement. Any projections, purchasing history and representations about quantities to be purchased are not binding, and Costco shall not be liable for any act or expenditure (including expenditures for equipment, labor, materials or packaging) by Supplier in reliance on them.

(c)	Instructions for Shipping to Customers. For each shipment, Supplier shall (i) ship the Product specified in an E-Purchase Order to the Customer identified as the “Ship To” recipient (in accordance with the shipping instructions specified therein, including, but not limited to freight insurance and Customer signature requirements), and (ii) insert a copy of a packing slip (in a form approved by Costco) on plain paper in the package containing the Product. If the Product shipment is made with Costco’s carrier account number, Supplier shall include Costco’s E-Purchase Order number in the reference field of the shipping document. If Supplier contracts for shipping, Supplier shall use a Costco-approved shipping carrier and shall require the carrier to look only to Supplier for payment of shipping and related charges. Supplier shall be responsible for any costs arising out of Supplier’s or its 3PL service provider’s failure to comply with the shipping instructions in this section.

(d)	Packaging for Shipments. All shipping labels shall contain only the name of “Costco” and not the name of Supplier, Supplier’s 3PL service provider, or any third party unless mutually agreed otherwise between the parties in writing. Unless the parties agree otherwise, shipping labels shall show the address of the Supplier or, as applicable, its 3PL service provider so that undeliverable items will be returned by the carrier to Supplier or its 3PL service provider. The form of all shipping labels and packaging materials used by Supplier for any Product shall be approved in advance by Costco. Supplier must pack each item of Product in such a manner to prevent shipping damage under normal circumstances and to comply with all then-current guidelines of the carrier and Costco. All boxes, tape, cushioning materials and other packaging shall be supplied by Supplier at the Supplier’s expense. Any boxes used by Supplier may bear text or images that directly relate to the Product inside or the Product manufacturer. No other markings may appear on the boxes (including old shipping labels); provided, however that Costco may require that some shipments be packaged such that the contents are unknown (i.e., over-boxing may be necessary). Supplier may not include any flyers, brochures, coupons or any other item or materials within any shipment to a Customer (either inside the box or affixed to the outside) without Costco’s prior written authorization.

(e)	Delivery Schedule for Shipping to Customers. Time is of the essence of this Addendum. Unless otherwise agreed in writing, all E-Purchase Orders received by Supplier before 2 P.M. (local time where the E-Purchase Order is received) must be shipped on the same day. All E-Purchase Orders received by Supplier after 2 P.M. (local time where the E-Purchase Order is received) and all other orders must be shipped on or before the next day.

(f)	Shipment Notification; Proof of Delivery. After shipment of any Product to a Customer pursuant to an E-Purchase Order, Supplier shall, on the day of the shipment, complete and send to Costco a shipment notification, via Costco’s E-Purchase Order processing agent, in the format specified by Costco.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

All such shipment notifications must include the freight tracking number(s) of each shipment used to fulfill an E-Purchase Order (e.g., the shipment notification for an E-Purchase Order requiring three separate shipments must include a freight tracking number for each shipment). For all shipments to Customers, Costco’s receipt of shipment notification will initiate the payment terms in Section 7(i) below; Supplier shall not submit a separate invoice.

(g)	Delivery to Customers; Risk of Loss; Freight Claims.

i.	Costco reserves the right to designate in an Item Agreement or otherwise the method of shipment (e.g., 2nd Day Air, Ground) and the carrier (e.g., UPS, FedEx), and, in such event, title and risk of loss shall pass from Supplier to Costco upon delivery of conforming Product to Costco’s carrier, provided the carrier’s employee or agent has signed the bill of lading or other delivery form acknowledging receipt. With Supplier’s full and timely cooperation, Costco will handle all freight claims when shipments are made on Costco’s carrier account number (e.g., UPS, FedEx).

ii.	All sales are on a delivered basis. Except when Costco selects the carrier, Supplier’s delivery of the Product shall occur and risk of loss shall pass only when and to the extent conforming Product has been received by the Customer designated in the E-Purchase Order and, if required by the E-Purchase Order, the Customer has acknowledged receipt in writing. Supplier will be responsible for making all claims with the carrier for all losses or damages and/or rework expenses.

(h)	Packing Requirements and Inspection. Supplier, at its own cost, shall comply with all packing (including pallets) requirements of the carrier and Costco, including without limitation packing and shipping requirements for potentially hazardous materials. In the event the packing requirements are not met, Costco, at its sole discretion, may, at Supplier’s sole expense, reject the Product and/or rework or replace the packaging. Supplier shall inspect all Products prior to shipment to ensure quality, safety, conformity with the Product Description, and properly packing and loading to prevent transit damage and tampering.

(i)	Payment. Unless otherwise agreed to in writing, Costco shall not be obligated to pay for any Product shipped to Customers until [*****] days after Costco’s receipt of Supplier’s shipment notification. Costco’s payment to Supplier will reference Costco’s E-Purchase Order number(s). Supplier shall under no circumstances delay any shipment of Product based on a delay in payment by Costco.

(j)	Digital Products. “Digital Products” means Products that will be delivered to Customers electronically, without a physical product or packaging, including without limitation movie and event tickets, gift certificates, etc. If the parties agree to offer Digital Products to Customers through a Site, the terms of this Section 7 will apply to such Digital Products as provided below.

i.	Suppliers shall check for new E-Purchase Orders for Digital Products at least every [*****].

ii.	All E-Purchase Orders for Digital Products must be delivered within [*****] of Supplier’s receipt of the E-Purchase Order.

iii.	Unless agreed otherwise by the parties in writing, all other terms of Section 7 will be in force as applicable to Digital Products.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

(k)	Proof of Compliance. Upon request by Costco, Supplier shall, at Supplier’s expense, promptly obtain and provide to Costco evidence of Supplier’s compliance with the terms of this Addendum, including without limitation: (a) all certifications, guaranties and other documents regarding and verifying compliance with applicable laws and regulations, including any Safety Data Sheet (“SDS”) as required by OSHA regulations; (b) an annual Good Manufacturing Practices (“GMP”) Audit conducted by a Costco-approved independent third-party auditor; (c) complete copies of third-party audits pertaining in any way to Supplier or any Product, including without limitation food safety audits, quality audits, corporate social responsibility audits, HACCP audits, and any other current or future third-party audits; and (d) all certifications, guaranties and other documents regarding and verifying Supplier’s compliance with operational requirements, instructions to carriers and 3PLs (if applicable), and/or privacy and data security requirements under this Addendum.

(l)	Customer Service. Supplier will establish and maintain, at Supplier’s sole cost and expense, a customer support call center accessible through one or more toll free numbers for use by Customers. Supplier’s call center agents will be available to answer Customer telephone calls between the hours of 5 am and 8 pm, Pacific Time, Monday through Friday, and between 6 am and 6 pm, Pacific Time, on Saturday and Sunday (except holidays that are mutually agreed upon by Costco and Supplier). Phone calls must be answered within [*****] by a live operator or the phone system. The average time a Customer must “hold” to speak with a live person will not exceed [*****]. If the hold time is anticipated to exceed [*****], the Customer will be given the option to leave a message or to continue to hold. Supplier will use its best efforts to maintain an average abandon rate below [*****]%. If, in any [*****] period, the average abandon rate exceeds [*****]%, or phones are not answered within [*****], or the average hold time exceeds [*****], appropriate measures will be taken, at the expense of Supplier, to identify and correct the problem within [*****] days. Supplier will respond to all Customer inquiries within [*****]. Supplier will resolve all Customer complaints within [*****] after the complaint is brought to Supplier’s attention unless Costco agrees to a longer resolution period as to particular Customer complaints.

(m)	Cancellation; Late Shipment.

i.	Costco may at any time cancel any E-Purchase Order prior to shipment without cost or further obligation to Costco.

ii.	Supplier shall notify Costco immediately if any shipment cannot be timely shipped as required in this Addendum. Supplier shall ship backorders and late shipments using an express shipping method, freight prepaid, at Supplier’s expense, and shall inform Costco of the ship date and expected delivery day of all backorders and late shipments, unless Costco cancels the shipment or the parties mutually agree otherwise.

iii.	If Customer returns any Product that was damaged in shipment or for any other reason, and Costco sends a replacement E-Purchase Order to Supplier, Supplier shall re-ship the applicable Product to the Customer on or before the next business day using express shipping methods that provide for delivery no later than [*****] business days from the date Supplier received the replacement E-Purchase Order, unless otherwise approved by Costco. Supplier shall provide same-day notification of shipment of replacement Product to Costco via Costco’s E-Purchase Order processing agent.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

8.	Privacy and Personal Information. The Privacy and Personal Information Standards attached hereto as Exhibit B, as amended from time to time, constitute obligations of Supplier under this Addendum.

9.	Effect of Addendum. Except as expressly provided herein, this Addendum makes no changes or amendments of any kind to the Supplier Agreement. The Supplier Agreement, supplemented by this Addendum, shall govern the transactions contemplated in this Addendum.

By signing below, the parties acknowledge and accept the terms of this Addendum.

COSTCO WHOLESALE CORPORATION		SUPPLIER: Palmetto Gourmet Foods, Inc

By:		By:
	Signature of GMM		Signature of Officer or Other Authorized Employee

Print Name:		Name:	[*****]

Date:		Title:	[*****]

		Date:	2021.01.28

By:
Signature of Buyer

Print Name:

Date:

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed

Exhibit A

3PL Confidentiality Agreement

This 3PL Confidentiality Agreement (“Agreement”) is between Palmetto Gourmet Foods, Inc , a third-party logistics company located at 782 Columbia Highway Saluda, SC 29138 US (“Provider”), and ________________________________________ (“Supplier”). Pursuant to an agreement with Supplier, Provider will fulfill orders for merchandise by customers of Costco Wholesale Corporation (“Costco”) and agrees to abide by the following terms required by Costco.

1. In connection with Provider’s services for Supplier, Provider will receive (a) personal information about identifiable individuals including without limitation names and other data related to Costco customers (e.g., name, membership number, telephone number, street address, email address, details of orders and fulfillments, location data, and online identifier and other customer-related data) (“Personal Information”) and (b) non-public information including, without limitation and without express designation as confidential, information about Costco sales volumes, individual and aggregate shopping records and histories, order handling processes and procedures, and information relating to product plans, forecasts, and/or sales or financial information related to Costco or products sold by Costco (“Confidential Information”). As between the parties to this Agreement, Costco shall own all right, title and interest to all Personal Information and all Confidential Information.

2. Provider shall comply with all applicable data protection and privacy laws and regulations. Provider shall not, directly or indirectly, (a) use or disclose Personal Information or Confidential Information for any purpose other than the performance of Provider’s obligations to Supplier with respect to fulfillment of orders by Costco customers; (b) retain, share, provide, collect, summarize, aggregate, correlate or otherwise analyze Personal Information or Confidential Information for any purpose; and (c) store Personal Information or Confidential Information for longer than is reasonably necessary to fulfill orders by Costco customers. By way of example and without limitation, Provider shall not: provide Personal Information to any third party (except as permitted in Section 3 below); use any Personal Information for any direct or indirect solicitations; add any Personal Information to any database of Supplier’s or Provider’s customers; or otherwise disclose, or permit access to any Personal Information.

3. Notwithstanding the foregoing, Provider may disclose Personal Information to carriers for individual orders solely to allow for delivery of products ordered by Costco customers.

4. Provider will establish and maintain security procedures and practices to protect the security and confidentiality of Personal Information and Confidential Information, including no less than industry standard physical, technological and administrative safeguards to prevent collection, use or disclosure of, or access to, such Personal Information. Provider will immediately notify Supplier and Costco of any breach of security or complaints received from any person or entity and any notices of investigation or non-compliance from any governmental or regulatory authority or agency related to the collection, use, access to, or disclosure of Personal Information, will co-operate with Costco and assist in any such investigation, and will rectify any alleged breaches of Provider’s obligations regarding confidentiality and protection of Personal Information to the satisfaction of Supplier and Costco. Provider will also comply with any additional data security requirements reasonably necessary to ensure the security of Confidential Information and/or Personal Information. During and after its relationship with Supplier, Provider shall hold the Personal Information and Confidential Information in the strictest confidence.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

5. Provider will securely destroy and delete Personal Information or Confidential Information on a regular basis to ensure that it is not storing Personal Information for longer than is reasonably necessary to fulfill orders by Costco customers. Upon conclusion of the business relationship between Provider and Supplier or between Supplier and Costco or upon written request by Costco or Supplier, Provider will cease all use of the Personal Information and/or Confidential Information and will deliver it to Costco or destroy it in a manner designated by Costco and will certify such destruction to Costco.

6. Supplier will ensure that Provider complies fully with the requirements for packing and shipping in Supplier’s agreement with Costco.

7. This Agreement is binding upon Provider and any affiliates of Provider that may at any time participate in the performance of any of Provider’s obligations to Supplier with respect to orders by Costco customers. Provider and such affiliates shall be liable for performance under this Agreement, jointly and severally. Supplier and Provider agree that (a) Supplier and Provider are both liable, jointly and severally, for Provider’s performance under this Agreement and (b) Costco is a third-party beneficiary of this Agreement and is independently entitled to enforce its terms. Supplier will provide Costco with a copy of the fully-executed Agreement. Supplier and Provider shall not modify or terminate this Agreement without Costco’s prior, written consent.

8. This Agreement is in addition to and does not supersede or modify any other agreements between Supplier and Provider. In the event of a conflict between this Agreement and any other agreement or understanding between the Supplier and Provider, this Agreement shall govern.

By signing below, the parties acknowledge and accept the terms of this Agreement.

Supplier:	Palmetto Gourmet Foods, Inc	Provider:
By:	[*****]	By:
Name:	[*****]	Name:
Title:	[*****]	Title:

Date:	28 of January. 2021	Date:

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit B

Privacy and Personal Information Standards

These Privacy and Personal Information Standards (“Standards”) govern Supplier’s possession, processing, use and disposition of Personal Information, as defined below. Supplier acknowledges that the privacy and protection of the personally identifiable information of Costco’s customers and compliance with applicable privacy laws and regulations are of the utmost importance to Costco. Supplier’s full and timely compliance with these Standards is essential to its relationship with Costco.

1. In connection with its agreement(s) with Costco, Supplier may be provided with, access or otherwise receive personal information that identifies or may be associated with an individual (including without limitation Customer name, membership number, telephone number, street address, email address, details of orders and fulfillments, credit card data, financial information, location data, and an online identifier and other data related to Customers) and information related to Costco’s employees and independent contractors (“Personal Information”). Supplier shall comply with all applicable data protection and privacy laws and regulations. Supplier certifies that it understands and will comply with these obligations and prohibitions related to selling, retaining, using, or disclosing Personal Information under these Privacy and Personal Information Standards. For the avoidance of doubt, “sell” shall have the same meaning as in the California Consumer Privacy Act of 2018 (“CCPA”). As required by the CCPA, Supplier will not disclose Personal Information outside of the direct business relationship between Costco and Supplier. As between Costco and Supplier, Costco shall own all right, title and interest to all Personal Information.

2. Supplier shall (a) not retain, share, provide, use, collect, aggregate, summarize, correlate or otherwise analyze in any way Personal Information for any purpose other than the performance of Supplier’s obligations under its agreement(s) with Costco and in accordance with the specific documented instructions Supplier has received from Costco, including as set forth herein, unless otherwise required by applicable law (after written notice to Costco of such requirement unless such notice is prohibited on important grounds of public interest); (b) treat Personal Information as the Confidential Information of Costco in accordance with its confidentiality obligations to Costco, provided that Personal Information shall not be subject to any exclusions in Section 28.2 of the Costco Wholesale Standard Terms or otherwise; (c) impose a comparable duty of confidentiality on any persons authorized by Supplier to access or process Personal Information; and (d) not disclose Personal Information except as expressly permitted in these Standards. By way of example and without limitation, Supplier shall not: provide Personal Information to any third party (except as provided in Section 3 below); rent, sell or barter any Personal Information; identify, promote or otherwise disclose such Personal Information in a manner that identifies any Customer; use any Personal Information for any direct or indirect solicitations; add any Personal Information to any customer or other database maintained by Supplier; or otherwise use, disclose, or permit access to any Personal Information in contravention of these Standards.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

3. If Supplier reasonably considers it necessary to the performance of its obligations to Costco to transfer any Personal Information to a third party (other than carriers delivering Products to Customers), such as an agent or affiliate of Supplier or a third-party logistics provider, Supplier shall obtain Costco’s prior written consent and shall enter into a written agreement with the third party that requires such third party to treat Personal Information in accordance with the terms of these Standards and not use Personal Information for any purpose other than to perform Supplier’s obligations hereunder. Costco shall be a third-party beneficiary of such agreement.

4. Supplier shall also (a) establish and maintain security procedures and practices to protect the security and confidentiality of Personal Information, including no less than industry standard physical, technological and administrative safeguards to prevent collection, use or disclosure of, or access to, such Personal Information; (b) promptly (and in any case within 5 days) notify Costco of any individual’s requests or complaints received by Supplier with respect to collection, processing, use, or storage of Personal Information, not respond to any such request or complaint (unless expressly authorized by Costco to do so) and, upon request, provide reasonable assistance to Costco for the fulfillment of Costco’s obligation to honor requests by individuals (or their representatives) to exercise their rights under applicable data protection laws; (c) amend any Personal Information upon Costco’s request; and (d) comply with any additional data security requirements reasonably necessary to ensure the security of Confidential Information and/or Personal Information, including without limitation providing Costco with the results of any regular, independent, third-party audit of Supplier’s data security practices or facilities or upon request by Costco. Supplier will provide information and assistance requested by Costco to demonstrate Supplier’s compliance with its obligations under these Standards and assist Costco in meeting its obligations under applicable data protection law. Unless otherwise agreed to in writing, in advance, by Costco, all Personal Information must be accessed, used and stored by Supplier only in the United States.

5. Supplier will immediately notify Costco of any complaints received or any notices of investigation or non-compliance from any governmental or regulatory authority or agency related to Personal Information and will cooperate with Costco and assist in any such investigation. Supplier will immediately notify Costco in writing whenever Supplier reasonably believes that there has been unauthorized access, acquisition, use, alteration, disclosure, loss, destruction of or damage to Personal Information, or any other unauthorized processing of Personal Information (“Security Incident”). After providing notice, Supplier will investigate any Security Incident, take all necessary steps to eliminate or contain the exposure of the Personal Information and keep Costco informed of the status and cause of the Security Incident and all related matters. Supplier will, at its sole cost and expense, rectify any alleged breaches of Supplier’s obligations under these Standards to the satisfaction of Costco. Supplier will provide reasonable assistance and cooperation requested by Costco in the furtherance of any correction, remediation, investigation or recording of any Security Incident and/or the mitigation of any potential damage.

6. On request by Costco from time to time, Supplier shall destroy Personal Information in any format in its possession or control in a manner reasonably acceptable to Costco. Upon conclusion of the business relationship between Costco and Supplier, Supplier shall (a) cease all use of Personal Information in any format for any purpose, (b) provide Costco with a complete copy of all Personal Information in Supplier’s possession or control, and (c) certify in writing to Costco that Supplier has destroyed all such Personal Information in any format in its possession or control in a manner reasonably acceptable to Costco.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

7. In addition to its indemnity obligations under its agreement(s) with Costco, Supplier shall indemnify, hold harmless and, upon Costco’s request, defend Costco Indemnitees from and against any and all damages, liabilities, expenses, claims, fines and losses of any type, including without limit reasonable attorneys’ fees, in connection with, arising out of or relating, in whole or in part, to any Security Incident or to Supplier’s actual or alleged failure (or the failure of any employee, contractor or agent of Supplier) to comply with the obligations under these Standards or any applicable data protection laws.

8. Any limitations of liability agreed upon by the parties in the Supplier Agreement or otherwise shall not apply to any breach of Supplier’s obligations under these Standards.

9. In addition to Supplier’s obligations under the Supplier Agreement, Supplier shall also provide data breach insurance covering liabilities for financial loss resulting or arising from acts, errors, or omissions, in connection with a Security Incident and the Supplier’s obligations under this E-Commerce Addendum as well as all costs, including damages it is obligated to pay Costco or any third party, which are associated with any Security Incident or loss of Personal Information, regardless of cause (including, without limitation, negligence or gross negligence and unlawful third-party acts). Costs to be covered by this insurance policy shall include without limitation: (a) costs to notify Customers whose Personal Information was lost or compromised; (b) costs to provide credit monitoring and credit restoration services to Customers whose Personal Information was lost or compromised; (c) costs associated with third-party claims arising from a Security Incident or loss of Personal Information, including litigation costs and settlement costs; and (d) any investigation, enforcement or similar miscellaneous costs. Such insurance shall provide coverage for up to $[*****] dollars.

10. These Standards may be amended in writing by Costco from time to time upon prior notice to Supplier, provided that any amended Standards will not be in effect until [*****] days after Supplier is informed of the amended Standards.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.